                                   EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Affiliated Computer Services, Inc. of our report dated July 26, 2000 relating to the financial statements of the Affiliated Computer Services, Inc. Savings Plan, which appears in this Form 11-K.

/s/ Salmon, Beach & Company, P.C.

Dallas, Texas
May 30, 2001